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Exhibit 10.38

AMENDMENT 2002-2 TO
HILTON HOTELS
401(K) SAVINGS PLAN

        The Pension and Thrift Committee (the "Committee") for Hilton Hotels Corporation hereby adopts the following amendment to the Hilton Hotels 401(k) Savings Plan (the "Plan"):

        1.    Section 3.1(a) of the Plan is amended in its entirety to read as follows effective June 1, 2002:

          "(a) Election to Defer. Subject to the limitations in Sections 3.6 and 4.1, each Participant can elect Compensation Deferrals, in writing in the manner prescribed by the Committee, in whole percentages from 1% to 50% of the Participant's Compensation for each payroll period. A Participant's election to commence Compensation Deferrals shall be effective at the time established by the Committee, but no earlier than the first day of the first payroll period commencing after the Committee's receipt of such election. The Committee may require or permit elections by means of electronic media in accordance with Section 2.7 and may adopt rules establishing the specific pay periods for which Compensation Deferrals may be made. The Participant's compensation will be reduced by the amount of his Compensation Deferrals, which will be credited to the Participant's Compensation Deferral Account, and will be made in accordance with rules established by the Committee. Subject to the above maximum 50% limitation, the Committee can adopt rules specifying the maximum and/or minimum Compensation Deferrals, either as dollar or percentage amounts."

        2.    Section 3.8 of the Plan is amended in its entirety to read as follows effective January 1, 2002:

          "3.8 Limitations on Contributions.

          In no event shall the aggregate contribution for any Plan Year made by the Company and any Participating Employers under Section 3.2 and under any other profit sharing or stock bonus plan(s) maintained by the Company or a Participating Employer, exceed 25% of the Compensation paid or accrued to all Participants. The Compensation taken into account for purposes of the preceding sentence shall be Compensation paid or accrued during the Company's taxable year ending with or within the Plan Year to which the Company contribution relates, and shall include any amounts treated as compensation under Code Section 415(c)(3)(C) or (D)."

        3.    Section 6.3 of the Plan is amended in its entirety to read as follows effective January 1, 2001:

          "6.3 Age 59 1/2 Withdrawal.

          A Participant who has not incurred a Break in Employment may withdraw all or a portion of his vested Accounts after he attains age 59 1/2. A withdrawal request shall be made on such form, in such manner, and at such time as the Committee may prescribe. The Committee may require or permit elections by means of electronic media in accordance with Section 2.7. Any withdrawal under this Section 6.3 cannot be less than the lesser (a) of the Participant's vested balance in his Accounts or (b) $500.00. Notwithstanding the foregoing, withdrawals from an Annuity Eligible Merger Account shall be subject to Appendix F."

        4.    Section 6.4(c) of the Plan is amended in its entirety to read as follows effective January 1, 2003:

          "(c) A Participant shall not be permitted to make any withdrawals under this Section 6.4 until he has obtained all distributions, other than hardship distributions, and all non-taxable loans currently available under all qualified profit sharing and retirement plans maintained by the Company or a Participating Employer, whichever is applicable, or an Affiliated Employer. A

  Participant may not make more than one withdrawal pursuant to this Section 6.4 in any six-month period. A Participant cannot withdraw an amount less than $500 pursuant to this Section 6.4."

        5.    Section 6.7 is amended by the addition of the following paragraph (c) at the end thereof effective January 1, 2002:

          "(c) With respect to distributions under the Plan made for calendar year 2002, the Plan will apply the minimum distribution requirements of Code Section 401(a)(9) in accordance with the regulations under Code Section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary; provided, however, that this paragraph will not be considered to allow a Participant or Beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan."

        6.    Section 6.9 of the Plan is deleted effective January 1, 2003.

        7.    The Plan is amended by the addition of the following Appendix G at the end thereof effective January 1, 2002 (except where specifically provided otherwise):

"APPENDIX G
AMENDMENT OF THE PLAN FOR EGTRRA
PREAMBLE

          This Appendix G of the Plan is adopted to reflect certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 ("EGTRRA"). This Appendix G is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, this Appendix G shall be effective as of January 1, 2002. This Appendix G shall supersede the provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Appendix G.

        I.    LIMITATIONS ON CONTRIBUTIONS

          1.    Effective date. This Section shall be effective for limitation years beginning after December 31, 2001.

          2.    Maximum Annual Addition. Except to the extent permitted under Section VIII of this Appendix G and Section 414(v) of the Code, if applicable, the Annual Addition that may be contributed or allocated to a Participant's account under the Plan for any limitation year shall not exceed the lesser of:

          (a)  $40,000, as adjusted for increases in the cost-of-living under Section 415(d) of the Code, or

          (b)  100 percent of the Participant's compensation, within the meaning of Section 415(c)(3) of the Code, for the limitation year.

          The compensation limit referred to in (b) shall not apply to any contribution for medical benefits after separation from service (within the meaning of Section 401(h) or Section 419A(f)(2) of the Code) which is otherwise treated as an annual addition.

        II.    INCREASE IN COMPENSATION LIMIT

          The annual Compensation of each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Section 401(a)(17)(B) of the Code. Annual Compensation means compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to annual Compensation for the determination period that begins with or within such calendar year.

        III.  DIRECT ROLLOVERS OF PLAN DISTRIBUTIONS

          1.    Effective date. This Section shall apply to distributions made after December 31, 2001.

          2.    Modification of definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 6.8 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Section 403(b) of the Code and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving spouse, or to a spouse or former spouse who is the alternate payee under a qualified domestic relation order, as defined in Section 414(p) of the Code.

          3.    Modification of definition of Eligible Rollover Distribution to exclude hardship distributions. For purposes of the direct rollover provisions in Section 6.8 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover Distribution and the Distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

          4.    Modification of definition of Eligible Rollover Distribution to include after-tax employee contributions. For purposes of the direct rollover provisions in Section 6.8 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Section 408(a) or (b) of the Code, or to a qualified defined contribution plan described in Section 401(a) or 403(a) of the Code that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

        IV.  ROLLOVERS FROM OTHER PLANS

          The Plan will accept Participant rollover contributions and/or direct rollovers of distributions made after December 31, 2002, from the following types of plans.

          Direct Rollovers:

          The Plan will accept a direct rollover of an Eligible Rollover Distribution from: a qualified plan described in Section 401(a) or 403(a) of the Code, excluding after-tax employee contributions; a qualified plan described in Section 401(a) or 403(a) of the Code, including after-tax employee contributions; an annuity contract described in Section 403(b) of the Code, excluding after-tax employee contributions; and an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          Participant Rollover Contributions from Other Plans:

          The Plan will accept a Participant contribution of an Eligible Rollover Distribution from: a qualified plan described in Section 401(a) or 403(a) of the Code; an annuity contract described in Section 403(b) of the Code; an eligible plan under Section 457(b) of the Code which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state.

          Participant Rollover Contributions from IRAs:

          The Plan will accept a Participant rollover contribution of the portion of a distribution from an individual retirement account or annuity described in Section 408(a) or 408(b) of the Code that is eligible to be rolled over and would otherwise be includible in gross income.

        V.    ROLLOVERS NOT DISREGARDED IN INVOLUNTARY CASH-OUTS

          The Company does not elect to exclude rollover contributions in determining the value of the Participant's nonforfeitable Account balance for purposes of the Plan's involuntary cash-out rules. Accordingly, for purposes of Section 6.1(d) of the Plan, the value of a Participant's nonforfeitable Account balance shall include that portion of the Account balance that is attributable to rollover contributions (and earnings allocable thereto) within the meaning of Sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16) of the Code.

        VI.  ELECTIVE DEFERRALS—CONTRIBUTION LIMITATION

          No Participant shall be permitted to have Compensation Deferrals made under this Plan, or any other qualified plan maintained by the Company during any taxable year, in excess of the dollar limitation contained in Section 402(g) of the Code in effect for such taxable year, except to the extent permitted under Section VIII of this Appendix G and Section 414(v) of the Code, if applicable.

        VII. MODIFICATION OF TOP-HEAVY RULES

          The top-heavy requirements of Section 416 of the Code and Section 9.10 and Appendix B of the Plan shall not apply in any year beginning after December 31, 2001, in which the Plan consists solely of a cash or deferred arrangement which meets the requirements of Section 401(k)(12) of the Code and matching contributions with respect to which the requirements of Section 401(m)(11) of the Code are met.

        VIII.  CATCH-UP CONTRIBUTIONS

          All Employees who are eligible to make Compensation Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code. Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Sections 402(g) and 415 of the Code. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416 of the Code, as applicable, by reason of the making of such catch-up contributions.

          Section VIII, Catch-up Contributions, shall apply to contributions after October 1, 2002.

        IX.  SUSPENSION PERIOD FOLLOWING HARDSHIP DISTRIBUTION

          A Participant who receives a distribution of Compensation Deferrals after December 31, 2001, on account of hardship shall be prohibited from making Compensation Deferrals and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution. A Participant who receives a distribution of Compensation Deferrals in calendar year 2001 on account of hardship shall be prohibited from making Compensation Deferrals and employee contributions under this and all other plans of the Company for 6 months after receipt of the distribution or until January 1, 2002, if later.

        X.    DISTRIBUTION UPON SEVERANCE FROM EMPLOYMENT

        1.    Effective date. This Section shall apply for distributions after December 31, 2001 regardless of when the severance from employment occurred.

        2.    New distributable event. A Participant's Compensation Deferrals, qualified nonelective contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed."

        8.    The Plan is amended by the addition of the following Appendix H at the end thereof effective January 1, 2003:

"APPENDIX H
MINIMUM DISTRIBUTION REQUIREMENTS

        Section 1. General Rules

          1.1.  Effective Date. The provisions of this Appendix H will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

          1.2.  Precedence. The requirements of this Appendix H will take precedence over any inconsistent provisions of the Plan, provided that this Appendix shall not be considered to allow a Participant or Beneficiary to delay a distribution or elect an optional form of benefit not otherwise provided in the Plan.

          1.3.  Requirements of Treasury Regulations Incorporated. All distributions required under this Appendix H will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Internal Revenue Code.

          1.4.  TEFRA Section 242(b)(2) Elections. Notwithstanding the other provisions of this Appendix H, distributions may be made under a designation made before January 1, 1984, in accordance with Section 242(b)(2) of the Tax Equity and Fiscal Responsibility Act (TEFRA) and the provisions of the Plan that relate to Section 242(b)(2) of TEFRA.

        Section 2. Time and Manner of Distribution.

          2.1.  Required Beginning Date. The Participant's entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant's Required Beginning Date.

          2.2.  Death of Participant Before Distributions Begin. If the Participant dies before distributions begin, the Participant's entire interest will be distributed, or begin to be distributed, no later than as follows:

          (a)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, then distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

          (b)  If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, then distributions to the Designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

          (c)  If there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, the Participant's entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (d)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 2.2, other than Section 2.2(a), will apply as if the surviving spouse were the Participant.

          For purposes of this Section 2.2 and Section 4, unless Section 2.2(d) applies, distributions are considered to begin on the Participant's Required Beginning Date. If Section 2.2(d) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 2.2(a). If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant's Required Beginning Date (or to the Participant's surviving spouse before the date distributions are required to begin to the surviving spouse under Section 2.2(a)), the date distributions are considered to begin is the date distributions actually commence.

          2.3.  Forms of Distribution. Unless the Participant's interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the Required Beginning Date, as of the first Distribution Calendar Year distributions will be made in accordance with Sections 3 and 4 of this article. If the Participant's interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

        Section 3. Required Minimum Distributions During Participant's Lifetime.

          3.1.  Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant's lifetime, the minimum amount that will be distributed for each Distribution Calendar Year is the lesser of:

          (a)  the quotient obtained by dividing the Participant's Account Balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's age as of the Participant's birthday in the Distribution Calendar Year; or

          (b)  if the Participant's sole Designated Beneficiary for the Distribution Calendar Year is the Participant's spouse, the quotient obtained by dividing the Participant's Account Balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant's and spouse's attained ages as of the Participant's and spouse's birthdays in the Distribution Calendar Year.

          3.2.  Lifetime Required Minimum Distributions Continue Through Year of Participant's Death. Required minimum distributions will be determined under this Section 3 beginning with the first Distribution Calendar Year and up to and including the Distribution Calendar Year that includes the Participant's date of death.

        Section 4. Required Minimum Distributions After Participant's Death.

          4.1.  Death On or After Date Distributions Begin.

          (a)  Participant Survived by Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the longer of the remaining Life Expectancy of the Participant or the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as follows:

          (1)  The Participant's remaining Life Expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          (2)  If the Participant's surviving spouse is the Participant's sole Designated Beneficiary, the remaining Life Expectancy of the surviving spouse is calculated for each Distribution Calendar Year after the year of the Participant's death using the surviving spouse's age as of the spouse's birthday in that year. For Distribution Calendar Years after the year of the surviving spouse's death, the remaining Life Expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse's birthday in the calendar year of the spouse's death, reduced by one for each subsequent calendar year.

          (3)  If the Participant's surviving spouse is not the Participant's sole Designated Beneficiary, the Designated Beneficiary's remaining Life Expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant's death, reduced by one for each subsequent year.

          (b)  No Designated Beneficiary. If the Participant dies on or after the date distributions begin and there is no Designated Beneficiary as of September 30 of the year after the year of the Participant's death, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the Participant's remaining Life Expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

          4.2.  Death Before Date Distributions Begin.

          (a)  Participant Survived by Designated Beneficiary. If the Participant dies before the date distributions begin and there is a Designated Beneficiary, the minimum amount that will be distributed for each Distribution Calendar Year after the year of the Participant's death is the quotient obtained by dividing the Participant's Account Balance by the remaining Life Expectancy of the Participant's Designated Beneficiary, determined as provided in Section 4.1.

          (b)  No Designated Beneficiary. If the Participant dies before the date distributions begin and there is no Designated Beneficiary as of September 30 of the year following the year of the Participant's death, distribution of the Participant's entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant's death.

          (c)  Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin. If the Participant dies before the date distributions begin, the Participant's surviving spouse is the Participant's sole Designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 2.2(a), this Section 4.2 will apply as if the surviving spouse were the Participant.

        Section 5. Definitions.

          5.1.  Designated Beneficiary. The individual who is designated as the Beneficiary under Section 2.5 of the Plan and is the Designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-4, Q&A-1, of the Treasury regulations.

          5.2.  Distribution Calendar Year. A calendar year for which a minimum distribution is required. For distributions beginning before the Participant's death, the first Distribution Calendar Year is the calendar year immediately preceding the calendar year which contains the Participant's Required Beginning Date. For distributions beginning after the Participant's death, the first Distribution Calendar Year is the calendar year in which distributions are required to begin under Section 2.2. The required minimum distribution for the Participant's first Distribution Calendar Year will be made on or before the Participant's Required Beginning Date. The required minimum distribution for other Distribution Calendar Years, including the required minimum distribution for the Distribution Calendar Year in which the Participant's Required Beginning Date occurs, will be made on or before December 31 of that Distribution Calendar Year.

          5.3.  Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

          5.4.  Participant's Account Balance. The account balance as of the last valuation date in the calendar year immediately preceding the Distribution Calendar Year (valuation calendar year)

  increased by the amount of any contributions made and allocated or forfeitures allocated to the account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date. The account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the Distribution Calendar Year if distributed or transferred in the valuation calendar year.

          5.5  Required Beginning Date. The date specified in Section 6.7(b) of the Plan."

        IN WITNESS WHEREOF, the Committee has caused this amendment to be executed this 18th day of December 2002.

Hilton Hotels Corporation
By:
/s/ MOLLY MCKENZIE-SWARTS
Its:
Senior Vice President, Human Resources

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  Exhibit 10.38
AMENDMENT 2002-2 TO HILTON HOTELS 401(K) SAVINGS PLAN